SHRINK NANOTECHNOLOGIES’ METALFLUOR NANOPETAL TECHNOLOGY MAKES THE COVER OF APPLIED PHYSICS LETTERS

INCREASED FLUORESCENT ENHANCEMENTS TO POTENTIALLY MAKES DIAGNOSTIC TESTS SIGNIFICANTLY MORE SENSITIVE

CARLSBAD, CA – December 3, 2010 – Shrink Nanotechnologies, Inc. (“Shrink”) (OTCBB:INKN), an innovative nanotechnology company developing products and licensing opportunities in the solar energy industry, medical diagnostics and sensors and biotechnology research and development tools businesses, announced today that Shrink’s MetalFluor™ technology was studied, reported on and made the front cover of the November issue of Applied Physics Letters.

Below is a link to the online version of the article:

http://apl.aip.org/resource/1/applab/v97/i20/p203101_s1?isAuthorized=no

The Company’s technology and the work being performed by Dr. Michelle Khine, our scientific founder continues to gain high praise from leading academic journals.  The studies relate to potential commercial applications of this technology.  Of note, the articles states, “Because we have a range of nanostructure and nanogap sizes, we can ensure that we can achieve huge fluorescent enhancements on our substrate.  These advantages show great potential for low-cost biomedical sensing at single molecular levels at physiological concentrations.”  The Company believes that this article is further evidence that certain medical diagnostics tests, a multi-billion dollar annual industry in the United States alone, can provide physicians, patients and other medical professionals with better results using lower quantities of specimens using MetalFluor™ technologies.

Shrink intends to soon commercially offer the tools that Dr. Khine has used to achieve the results features in the most recent Applied Physics Letters.  The Company intends to provide an additional update next week regarding our initial NanoShrink product and the related NanoShrink line, according to Mark L. Baum, Shrink’s CEO.

About Applied Physic Letters

Applied Physics Letters, published by the American Institute of Physics, features concise, up-to-date reports on significant new findings in applied physics. Emphasizing rapid dissemination of key data and new physical insights, Applied Physics Letters offers prompt publication of new experimental and theoretical papers bearing on applications of physics phenomena to all branches of science, engineering, and modern technology. Content is published online daily, collected into weekly online and printed issues (52 issues per year).

About Shrink Nanotechnologies, Inc.

Shrink is a first of its kind FIGA™ organization. FIGA companies bring together diverse contributions from leaders in the worlds of finance, industry, government and academia. Shrink’s solutions, including its diverse polymer substrates, nano-devices and biotech research tools, among others, are designed to be ultra-functional and mechanically superior in the solar energy, environmental detection, stem cell and biotechnology markets. The Company’s products are based on a pre-stressed plastic called NanoShrink™, and on a patent-pending manufacturing process called the ShrinkChip Manufacturing Solution™. Shrink’s unique materials and manufacturing solution represents a new paradigm in the rapid design, low-cost fabrication and manufacture of nano-scale devices for numerous significant markets.

For information on Shrink Nanotechnologies, Inc. or to download the most up-to-date shareholder kit, please visit  www.shrinknano.com.

Forward-Looking Statements

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements are estimates only, as the Company has not completed the preparation of its financial statements for those periods, nor has its auditor completed a review or audit of those results. Actual revenue may differ materially from those anticipated in this press release. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Shrink's ability to obtain additional financing and to build and develop markets for Shrink's technologies and products. Shrink undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Shrink's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Shrink's success are more fully disclosed in Shrink's most recent public filings with the U.S. Securities and Exchange Commission.

Contact:
Mark L. Baum
760-804-8844